                                                                    Exhibit 1(a)



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                            COMPASS BANCSHARES, INC.
                            (a Delaware corporation)

                                COMPASS TRUST III
                           (a Delaware business trust)


                            [___]% Capital Securities
                (Liquidation Amount of $25 per Capital Security)








                               PURCHASE AGREEMENT














Dated:  March [___], 2002



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



                            COMPASS BANCSHARES, INC.
                            (a Delaware corporation)

                                COMPASS TRUST III
                           (a Delaware business trust)


                            [___]% Capital Securities
                (Liquidation Amount of $25 per Capital Security)


                               PURCHASE AGREEMENT
                               ------------------

                                                                  March __, 2002




MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
Salomon Smith Barney, Inc.
as Representatives of the several Underwriters



Ladies and Gentlemen:

         Compass Trust III (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. Sec. 3801 ET SEQ.) and Compass Bancshares, Inc. (the "Company" and, together with the Trust, the "Offerors"), confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Salomon Smith Barney, Inc. and each of the other Underwriters named in SCHEDULE A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Salomon Smith Barney Inc., are acting as representatives (in such capacity, the "Representatives") with respect to the issue and sale by the Offerors and the purchase by the Underwriters, acting severally and not jointly, of the respective number of the Trust's preferred securities (liquidation preference $25 per preferred security) representing preferred undivided beneficial interests in the assets of the Trust (the "Capital Securities") set forth in said SCHEDULE A.

         The payment of periodic cash distributions with respect to the Capital Securities and payments on liquidation or redemption with respect to such Capital Securities will be each guaranteed by the Company on behalf of the Trust (the "Preferred Securities Guarantee"), in each case only out of funds held by the Trust, pursuant to the Preferred Securities Guarantee

Agreement (the "Preferred Securities Guarantee Agreement"), to be entered into between the Company and a guarantee trustee (the "Guarantee Trustee"), and entitled to the benefits of certain backup undertakings described in the Prospectus (as defined below) with respect to the Company's agreement pursuant to the Indenture (as defined below) to pay all expenses relating to administration of the Trust (the "Undertakings"). The Capital Securities and the related Preferred Securities Guarantee are referred to herein as the "Offered Securities."

         The Offerors understand that the Underwriters propose to make a public offering of the Offered Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

         The entire proceeds from the sale of the Offered Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its undivided common beneficial interests in the Trust's assets represented by common securities (the "Common Securities") and will be used by the Trust to purchase the unsecured deferrable interest junior subordinated debentures (the "Subordinated Debentures") of the Company issued by the Company to the Trust. The Capital Securities and the Common Securities for the Trust will be issued pursuant to an amended and restated Declaration of Trust of the Trust (the "Declaration"), among the Company, as Sponsor, _____________ and ______________, as the regular trustees (the "Regular Trustees"), JP Morgan Chase Bank, as property trustee (the "Property Trustee"), and Chase Manhattan Bank USA, National Association (the "Delaware Trustee" and, together with the Regular Trustees and the Property Trustee, the "Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Subordinated Debentures will be issued pursuant to an indenture (as may be supplemented from time to time, the "Indenture"), between the Company and JP Morgan Chase Bank, as trustee (the "Debt Trustee").

         The Offerors have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-o) covering the registration of up to a combination of $300,000,000 of (i) Capital Securities,
(ii) Preferred Securities Guarantees and (iii) Subordinated Debentures, under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or
(ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Offered Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated March o, 2002 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

1.       REPRESENTATIONS AND WARRANTIES.

(a) Representations and Warranties. Each Offeror jointly and severally represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. Each of the Offerors meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939

         Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus.

                  Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (iii) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iv) FINANCIAL STATEMENTS. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

                  (v) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular [QUARTERLY] dividends on the common stock, par value $2.00 per share, of the Company (the "Common Stock") in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (vi) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vii) GOOD STANDING OF SUBSIDIARIES. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on SCHEDULE C hereto.

                  (viii) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (ix) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company.

                  (x) AUTHORIZATION OF THE INDENTURE. The Indenture has been duly authorized by the Company and, when duly executed and delivered by the Company and the Debt Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) (the "Bankruptcy Exceptions") and will conform in all material respects to all statements relating thereto in the Prospectus and will be in substantially the form filed as an exhibit to the Registration Statement.

                  (xi) GOOD STANDING OF THE TRUST. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement, the Capital Securities, the Common Securities and the Declaration; the Trust is duly qualified to transact business as a foreign company and is in good standing in any other jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Trust; the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus; the Trust is and will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.

                  (xii) AUTHORIZATION OF THE COMMON SECURITIES. The Common Securities have been duly authorized by the Declaration and, when issued and delivered by the Trust to the Company against payment therefor as described in the Registration Statement and Prospectus, will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform to all statements relating thereto contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights.

                  (xiii) AUTHORIZATION OF THE DECLARATION. The Declaration has been duly authorized by the Company and, when duly executed and delivered by the Company and the Regular Trustees, and assuming due authorization, execution and delivery of the Declaration by the Property Trustee and the Delaware Trustee, the Declaration will be a valid and binding agreement of the Company and the Regular Trustees, enforceable against the Company and the Regular Trustees in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and will conform in all material respects to all statements relating thereto in the Prospectus and will be in substantially the form filed as an exhibit to the Registration Statement.

                  (xiv) AUTHORIZATION OF THE PREFERRED SECURITIES GUARANTEE AGREEMENT. The Preferred Securities Guarantee Agreement has been duly authorized by the Company and, when duly executed and delivered by the Company, and, assuming due authorization, execution and delivery of the Preferred Securities Guarantee Agreement by the Guarantee Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and the Preferred Security Guarantees and the Preferred Securities Guarantee Agreement will conform in all material respects to all statements relating thereto contained in the Prospectus and will be in substantially the form filed as an exhibit to the Registration Statement.

                  (xv) AUTHORIZATION OF THE CAPITAL SECURITIES. The Capital Securities have been duly authorized by the Declaration and, when issued and delivered pursuant to this Agreement against payment of the consideration set forth in Section 2, will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial interests in the Trust, will be entitled to the benefits of the Declaration and will conform to all statements relating thereto contained in the Prospectus and such description conforms to the provisions of the Declaration; the issuance of the Capital Securities is not subject to preemptive or other similar rights; and (subject to the terms of the Declaration) holders of Capital Securities will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit.

                  (xvi) AUTHORIZATION OF THE SUBORDINATED DEBENTURES. The Subordinated Debentures have been duly authorized by the Company and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to all statements relating thereto in the Prospectus and will be in substantially the form filed as an exhibit to the Registration Statement.

                  (xvii) SUBORDINATION OF PREFERRED SECURITIES GUARANTEE. The Company's obligations under the Preferred Securities Guarantee are subordinate and junior in right of payment to all liabilities of the Company and are PARI PASSU with the most senior preferred stock issued by the Company.

                  (xviii) SUBORDINATION OF SUBORDINATED DEBENTURES. The Subordinated Debentures are subordinated and junior in right of payment to all "senior indebtedness" (as defined in the Indenture) of the Company.

                  (xix) EXECUTION AND DELIVERY OF THE DECLARATION. Each of the Regular Trustees is an employee of the Company and has been duly authorized by the Company to execute and deliver the Declaration; the Declaration has been duly executed and delivered by the Regular Trustees and is a valid and binding obligation of each Regular Trustee, enforceable against such Regular Trustee in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

                  (xx) ABSENCE OF DEFAULTS AND CONFLICTS FOR TRUST. The Trust is not in violation of its Declaration or its certificate of trust as filed with the State of Delaware (the "Certificate of Trust"); the Trust is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Trust is a party or by which it may be bound, or to which any of the property or assets of the Trust is subject; and the execution, delivery and performance of this Agreement, the Declaration, the Capital Securities, the Common Securities, the Indenture, the Subordinated Debentures, the Preferred Securities Guarantee Agreement and the Preferred Securities Guarantee and the consummation of the transactions contemplated herein and therein and compliance by the Offerors with their respective obligations hereunder and thereunder have been duly authorized by all necessary action (corporate or otherwise) on the part of the Trust and do not and will not result in any violation of the Declaration or Certificate of Trust and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Trust is a party or by which it may be bound or to which any of its properties or assets may be subject, or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Trust or any of its respective properties or assets.

                  (xxi) QUALIFICATION UNDER 1939 ACT. The Indenture, the Preferred Securities Guarantee Agreement and the Declaration have each been duly qualified under the 1939 Act.

                  (xxii) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Declaration, the Indenture, the Capital Securities, the Common Securities, the Subordinated Debentures, the Preferred Securities Guarantee and the Preferred Securities Guarantee Agreement and the consummation of the transactions contemplated herein, therein and in the Registration Statement (including the issuance and sale of the Capital Securities, the Common Securities and the Subordinated Debentures and the use of the proceeds from the sale of such securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and under the Declaration, the Indenture, the Capital Securities, the Common Securities, the Subordinated Debentures, the Preferred Securities Guarantee and the Preferred Securities Guarantee Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                  (xxiii) ABSENCE OF LABOR DISPUTE. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (xxiv) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (xxv) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xxvi) POSSESSION OF INTELLECTUAL PROPERTY. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xxvii) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Offered Securities hereunder or the Subordinated Debentures or the Common Stock or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Declaration, the Indenture or the Preferred Securities Guarantee Agreement by the Company, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations, the 1939 Act or state securities laws.

                  (xxviii) POSSESSION OF LICENSES AND PERMITS. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xxix) TITLE TO PROPERTY. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xxx) COMPLIANCE WITH CUBA ACT. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

                  (xxxi) INVESTMENT COMPANY ACT. None of the Offerors is, and upon the issuance and sale of the Offered Securities and the issuance of the Subordinated Debentures and the Common Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xxxii) ENVIRONMENTAL LAWS. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                  (xxxiii) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act").

                  (xxxiv) The deposit accounts of each of the Company's bank subsidiaries are insured by the Federal Deposit Insurance Corporation (the "FDIC") to the fullest extent permitted by law and the rules and regulations of the FDIC; and no proceedings for the termination of such insurance are pending or, to the best of the Company's knowledge, threatened.

                  (xxxv) Neither the Company nor any of its subsidiaries is a party to or otherwise the subject of any consent decree, memorandum of understanding, written commitment or other written supervisory agreement with the Board of Governors of the Federal Reserve System or any other federal or state authority or agency charged with the supervision or insurance of depository institutions or their holding companies.

                  (xxxvi) Immediately prior to the closing of the transactions contemplated hereby at the Closing Time, the Company will have good and valid title to the Capital Securities to be sold by it under this Agreement, free and clear of all liens, encumbrances, equities or claims; and upon delivery of the Capital Securities and payment therefore pursuant to this Agreement, good an valid title to the Capital Securities, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

         (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

2.       SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

         (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Offerors agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Offerors, at the price set forth in SCHEDULE B, the aggregate principal amount of Offered Securities set forth in SCHEDULE A opposite the name of such Underwriter, plus any additional principal amount of Offered Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Offered Securities shall be made at the offices of Mayer, Brown, Rowe & Maw, 190 South LaSalle Street, Chicago, Illinois, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

         Payment shall be made to the Trust by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Offered Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Offered Securities which it has agreed to purchase. Merrill Lynch or Salomon Smith Barney, Inc., individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Offered Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c) Denominations; Registration. Certificates for the Offered Securities shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time. The Offered Securities, which may be in temporary form, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

3. COVENANTS OF THE COMPANY. Each of the Offerors jointly and severally covenants with each Underwriter as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Offerors, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed,
(ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Offerors will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Offerors will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. Each Offeror will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the

Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

         (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Offerors hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Offerors will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Offered Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (f) Blue Sky Qualifications. The Offerors will use their best efforts, in cooperation with the Underwriters, to qualify the Offered Securities and the Subordinated Debentures for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Offerors shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Offered Securities have been so qualified, the Offerors will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement. The Offerors will also supply the Underwriters with such information as is necessary for the determination of the legality of the Offered Securities and the Subordinated Debentures for investment under the laws of such jurisdictions as the Underwriters may request.

         (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (h) Use of Proceeds. Each Offeror will use or cause to be used the net proceeds received by it from the sale of the Offered Securities in the manner specified in the Prospectus under "Use of Proceeds".

         (i) Listing. The Company will use its best efforts to effect the listing of the Offered Securities, prior to the Closing Time, on the New York Stock Exchange.

         (j) Restriction on Sale of Securities. During a period of __ days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities of the Company or beneficial interests in the Trust, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive any such substantially similar securities of either the Company or the Trust.

         (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         (l) Existence of Trust. So long as any Offered Securities are outstanding, the Trust will continue its existence in good standing as a business trust under the Delaware Act with power and authority to own property and conduct its business as described in the Prospectus and the Trust will remain duly qualified to transact business as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify would not, singly or in the aggregate, materially adversely affect the operations of the Trust.

         (m) Rule 158 for the Trust. The Trust will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable on an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

4. PAYMENT OF EXPENSES. (a) Expenses. The Company will pay all expenses incident to the performance of the Offeror's obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture, the Declaration, the Capital Securities, the Common Securities, the Subordinated Debentures, the Preferred Securities Guarantee Agreement and the Preferred Securities Guarantee and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Offered Securities, (iii) the preparation, issuance and delivery of the certificates for the Offered Securities to the Underwriters, the Common Securities to the Company and the Subordinated Debentures to the Trust, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of such securities, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Offered Securities and the Subordinated Debentures under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Property Trustee, the Delaware Trustee, the Guarantee Trustee and the Debt Trustee, including the fees and expenses of their respective counsel, (ix) any fees payable in connection with the rating of the Offered Securities, (x) the fees and expenses incurred in connection with the listing of the Offered Securities on the New York Stock Exchange, (xi) the cost of qualifying the Capital Securities with the Depository Trust Company, and
(xii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

         (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Offerors contained in Section 1 hereof or in certificates of any officer of the Offerors or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Offerors of their covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933

Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

         (b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Balch & Bingham LLP, counsel for the Company and the Offerors, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in EXHIBIT A hereto and to such further effect as counsel to the Underwriters may reasonably request.

         (c) Opinion of Special Delaware Counsel to the Offerors. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of ____________, special Delaware counsel to the Offerors, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in EXHIBIT B hereto and to such further effect as counsel to the Underwriters may reasonably request.

         (d) Opinion of Counsel to Trustees. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of __________, Counsel to the Property Trustee, the Debt Trustee and the Guarantee Trustee, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the Underwriters to the effect set forth in EXHIBIT C hereto and to such further effect as counsel to the Underwriters may reasonably request.

         (e) Opinion of Counsel to Delaware Trustee. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of ____________, Counsel to the Delaware Trustee, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the Underwriters to the effect set forth in EXHIBIT D hereto and to such further effect as counsel to the Underwriters may reasonably request.

         (f) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Mayer, Brown, Rowe & Maw, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (i), (ii), (vi) through (xiv), inclusive, and the penultimate paragraph of EXHIBIT A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         (g) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

         (h) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (i) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Arthur Andersen LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (j) Maintenance of Rating. At Closing Time, the Offered Securities shall be rated at least o by Moody's Investor's Service Inc. and o by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. and, since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Offered Securities or any of the Company's other debt securities by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Offered Securities or any of the Company's other debt securities.

         (k) Approval of Listing. At Closing Time, the Offered Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

         (l) Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Offered Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Offerors in connection with the issuance and sale of the Offered Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

         (m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

6. INDEMNIFICATION.

         (a) Indemnification of Underwriters. The Offerors agree jointly and severally to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Offerors, each of the Company's directors, the Trustees, each of the Offerors' officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Offered Securities as set forth on such cover.

         The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, the Trustees, each officer of the Offerors who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Offered Securities set forth opposite their respective names in SCHEDULE A hereto and not joint.

8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Offerors or any of the Company's subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Offerors, and shall survive delivery of the Offered Securities to the Underwriters.

9. TERMINATION OF AGREEMENT.

         (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the

New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at Closing Time to purchase the Offered Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

         (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Offered Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

         (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Offered Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281-1201, attention of o; and notices to the Company shall be directed to it at o, attention of o.

12. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Offerors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Offerors and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Offerors and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

14. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                 Very truly yours,

                                 COMPASS BANCSHARES INC.


                                 By:___________________________________________
                                       Title:

                                 COMPASS TRUST III


                              By:  Compass Bancshares Inc.,
                                      as Depositor


                                 By:___________________________________________
                                       Authorized Officer:

CONFIRMED AND ACCEPTED,
as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                  INCORPORATED


By___________________________________________________
             Authorized Signatory


SALOMON SMITH BARNEY, INC.


By___________________________________________________
             Authorized Signatory


For themselves and as Representatives of the other Underwriters named in SCHEDULE A hereto.

                                   SCHEDULE A


                                                                                                      Principal
                                                                                                      Amount of
         NAME OF UNDERWRITER                                                                         SECURITIES
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated...................................................................
Salomon Smith Barney, Inc...............................................................









Total ..................................................................................




                                   Sch A - 1

                                   SCHEDULE B

         The Capital Securities shall have the following terms:

         The Subordinated Debentures shall have the following terms:




                                   Sch B - 1

                                   SCHEDULE C

                             [List of subsidiaries]






                                   Sch C - 1

                                                                       Exhibit A


                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

         (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

         (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

         (v) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

         (vi) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

         (vii) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Debt Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         (viii) The Subordinated Debentures are in the form contemplated by the Indenture, have been duly authorized by the Company and, assuming that the Subordinated Debentures have been duly authenticated by the Trustee in the manner described in its certificate delivered to you today (which fact such counsel need not determine by an inspection of the Subordinated Debentures), the Subordinated Debentures have been duly executed, issued and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

         (ix) The Preferred Securities Guarantee Agreement has been duly authorized, executed and delivered by the Company and, assuming it is duly authorized, executed and delivered by the Guarantee Trustee, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         (x) The Declaration has been duly authorized, executed and delivered by the Company and duly executed and delivered by the Regular Trustees and constitutes a valid and binding agreement of each of the Company and the Trust, enforceable against the Company and the Trust in accordance with its terms, except to the extent that the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         (xi) The Indenture, the Preferred Securities Guarantee Agreement and the Declaration have been duly qualified under the 1939 Act.

         (xii) The Subordinated Debentures, the Preferred Securities Guarantee, the Indenture, the Common Securities, the Capital Securities, the Declaration and the Preferred Securities Guarantee Agreement conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus.

         (xiii) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

         (xiv) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, and the Trustee's Statement of Eligibility on Form T-1 (the "Form T-1"), as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and regulations thereunder.

         (xv) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

         (xvi) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

         (xvii) The information in the Prospectus under ["RISK FACTORS," "COMPASS TRUST III," "DESCRIPTION OF THE PREFERRED SECURITIES," "DESCRIPTION OF SUBORDINATED DEBENTURES," "DESCRIPTION OF THE TRUST GUARANTEE," "ERISA CONSIDERATIONS" AND "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS"] and "o" and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects; and the opinion of such firm set forth under "Certain Federal Income Tax Considerations" is confirmed.

         (xviii) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

         (xix) All descriptions in the Registration Statement of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

         (xx) To the best of our knowledge, neither the Company nor any subsidiary is in violation of its charter or by-laws and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

         (xxi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states and except for the qualification of the Indenture under the 1939 Act, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or the due execution, delivery or performance of the Indenture, the Declaration or the Preferred Securities Guarantee Agreement by the Company or for the offering, issuance, sale or delivery of the Capital Securities, the Common Securities, the Subordinated Debentures or the Preferred Securities Guarantee.

         (xxii) The execution, delivery and performance of the Purchase Agreement, the Declaration, the Capital Securities, the Common Securities, the Indenture, the Subordinated Debentures, the Preferred Securities Guarantee and the Preferred Securities Guarantee Agreement, the compliance by the Company with all of the provisions of the Purchase Agreement, the Declaration, the Subordinated Debentures, the Indenture and the Preferred Securities Guarantee Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement (including the issuance and sale of the Capital Securities, the Common Securities, the Subordinated Debentures and the Preferred Securities Guarantees and the use of the proceeds from the sale of the such securities as described in the Prospectus under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the Purchase Agreement, the Declaration, the Capital Securities, the Common Securities, the Indenture, the Subordinated Debentures, the Preferred Securities Guarantee and the Preferred Securities Guarantee Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xxii) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations.

         (xxiii) Upon payment for, and delivery of, the Capital Securities to be sold by the Company under the Purchase Agreement in accordance with the terms thereof, the Underwriters will acquire all of the rights of the Company in the Capital Securities and will also acquire the interest of the Company in the Capital Securities free of any adverse claim (within the meaning of the Uniform Commercial Code).

         (xxiv) Neither the Company nor the Trust is, nor upon issuance and sale of the Capital Securities and the issuance of the Subordinated Debentures and the Common Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

         (xxv) The Company and the Trust are entitled to the use of Form S-3 for the registration of the Capital Securities to be sold as specified in the Purchase Agreement.

         (xxvi) The Company is duly registered as a bank holding company under the BHC Act; and the deposit accounts of the Company's domestic bank subsidiaries are insured by the FDIC to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceedings for the termination of such insurance are pending or, to the best knowledge of such counsel, threatened.

         Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       Exhibit B


                       FORM OF OPINION OF DELAWARE COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(c)


         (xxvii) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made. Under the Delaware Act and the Declaration, the Trust has the trust power and authority to own property and to conduct its business, all as described in the Prospectus, to execute and deliver and perform its obligations under the Purchase Agreement, the Capital Securities and the Common Securities and to purchase and hold Subordinated Debentures.

         (xxviii) The Common Securities have been duly authorized by the Declaration and are duly and validly issued and, under the Delaware Act and the Declaration, the issuance of the Common Securities is not subject to preemptive or other similar rights.

         (xxix) Under the Delaware Act, the certificate attached to the Declaration as Exhibit A-1 is an appropriate form of certificate to evidence ownership of the Capital Securities. The Capital Securities have been duly authorized by the Declaration and are duly and validly issued, and, subject to the qualifications set forth herein, fully paid and non-assessable undivided beneficial interests in the assets of the Trust. The holders of the Capital Securities will be entitled to the same limitations of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; and, under the Delaware Act and the Declaration, the issuance of the Capital Securities is not subject to preemptive or other similar rights. We note that the Capital Securities holders may be obligated, pursuant to the Declaration, to (a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of Capital Securities and the issuance of replacement Capital Securities, and (b) provide security and indemnity in connection with the requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration.

         (xxx) Under the Declaration and the Delaware Act, the Purchase Agreement has been duly authorized by all necessary trust action on the part of the Trust.

         (xxxi) No filing with or authorization, approval, consent, license, order, registration, qualification or decree of, any Delaware court or Delaware governmental authority or agency is necessary or required solely for the due authorization, execution or delivery by the Trust of the Purchase Agreement or for the performance by the Trust of the transactions contemplated under the Prospectus, the Purchase Agreement, the Declaration, the Capital Securities and the Common Securities.

         (xxxii) The issuance and sale by the Trust of the Capital Securities and the Common Securities, the purchase by the Trust of the Subordinated Debentures, the execution, delivery and performance by the Trust of the Purchase Agreement, the consummation by the Trust of the transactions contemplated thereby and compliance by the Trust with its obligations thereunder do not violate (A) any of the provisions of the certificate of Trust or the Declaration or (B) any applicable Delaware Law or administrative regulation.

         (xxxiii) The Declaration constitutes a valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms.

                                                                       Exhibit C


                      FORM OF OPINION OF TRUSTEE'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(d)


         (xxxiv) Chase Manhattan Trust Company, National Association is a national banking association with trust powers, duly organized, validly existing and in good standing under the laws of the United States with all necessary power an authority to execute an deliver, and to carry out and perform its obligations under the terms of the Declaration, the Preferred Securities Guarantee Agreement and the Indenture.

         (xxxv) The execution, delivery and performance by the Property Trustee of the Declaration, the execution, delivery and performance by the Guarantee Trustee of the Preferred Securities Guarantee Agreement and the execution, delivery and performance by the Debt Trustee of the Indenture have been duly authorized by all necessary corporate action on the part of the Property Trustee, the Guarantee Trustee and the Debt Trustee, respectively. Assuming the corporate power and legal authority of and due authorization, execution and delivery by the other parties thereto, the Declaration, the Preferred Securities Guarantee Agreement and the Indenture have been duly executed and delivered by the Property Trustee, the Guarantee Trustee and the Debt Trustee, respectively, and constitute the legal, valid and binding obligations of the Property Trustee, the Guarantee Trustee and the Debt Trustee, respectively, enforceable against the Property Trustee, the Guarantee Trustee and the Debt Trustee, respectively, in accordance with their terms, except as enforcement may be limited by the Bankruptcy Exceptions.

         (xxxvi) The execution, delivery and performance of the Declaration, the Preferred Securities Guarantee Agreement and the Indenture by the Property Trustee, the Guarantee Trustee and the Debt Trustee, respectively, do not conflict with or constitute a breach of the Articles of Organization or Bylaws of the Property Trustee, the Guarantee Trustee and the Debt Trustee, respectively.

         (xxxvii) No consent, approval or authorization of, or registration with or notice to, any federal banking authority is required for the execution, delivery or performance by the Property Trustee, the Guarantee Trustee and the Debt Trustee of the Declaration, the Preferred Securities Guarantee Agreement and Indenture, respectively.

         (xxxviii) The Statement of Eligibility on Form T-1 with respect to each of the Property Trustee, the Debt Trustee and the Guarantee Trustee filed with the Commission as part of the Registration Statement complied as to form in all material respects with the requirements of the 1939 Act and the 1939 Act Regulations.

                                                                       Exhibit D


                  FORM OF OPINION OF TRUSTEE'S DELAWARE COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(e)


         (xxxix) Chase Manhattan Bank USA, National Association is a national banking association with trust powers, duly organized, validly existing and in good standing under the laws of the United States with all necessary power an authority to execute an deliver, and to carry out and perform its obligations under the terms of the Declaration.

         (xl) The execution, delivery and performance by the Delaware Trustee of the Declaration have been duly authorized by all necessary corporate action on the part of the Delaware Trustee. The Declaration has been duly executed and delivered by the Delaware Trustee and constitutes the legal, valid and binding obligations of the Delaware Trustee enforceable against the Delaware Trustee in accordance with its terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions.

         (xli) The execution, delivery and performance of the Declaration by the Delaware Trustee does not conflict with or constitute a breach of the Articles of Organization or By laws of the Delaware Trustee.

         (xlii) No consent, approval or authorization of, or registration with or notice to, any federal banking authority is required for the execution, delivery or performance by the Delaware Trustee of the Declaration.